CenturyLink Reports Fourth Quarter 2019 Results

Fourth Quarter 2019 Highlights

•	Reported Net Income of $223 million for the fourth quarter 2019; excluding Integration and Transformation Costs and Special Items, reported Net Income of $352 million

•	Generated Adjusted EBITDA of $2.278 billion for the fourth quarter 2019, excluding $173 million of Integration and Transformation Costs and Special Items

•	Expanded Adjusted EBITDA margin, excluding Integration and Transformation Costs and Special Items, to 40.9% in the fourth quarter 2019, from 39.8% in the fourth quarter 2018

•	Generated Net Cash Provided by Operating Activities of $1.909 billion for the fourth quarter 2019

•	Generated Free Cash Flow of $1.022 billion for the fourth quarter 2019, excluding $53 million of cash paid for Integration and Transformation Costs and Special Items

Full Year 2019 Highlights

•	Reported Net Loss of $5.269 billion for the full year 2019; excluding Integration and Transformation Costs and Special Items, reported Net Income of $1.409 billion

•	Generated Net Cash Provided by Operating Activities of $6.680 billion for the full year 2019

•
Grew full year Adjusted EBITDA to $9.070 billion and generated Free Cash Flow of $3.276 billion, excluding Integration and Transformation Costs and Special Items of $299 million and $224 million, respectively

•	Reduced Net Debt by approximately $2 billion and reduced leverage to 3.7x Net-Debt-to-Adjusted EBITDA

•	As of the end of 2019, achieved approximately $430 million of annualized run-rate Adjusted EBITDA cost-transformation savings

MONROE, La., Feb. 12, 2020 — CenturyLink, Inc. (NYSE: CTL) reported results for the fourth quarter ended Dec. 31, 2019.
“We made solid progress in 2019 with our fiber-based investments and our transformation initiatives,” said Jeff Storey, president and CEO of CenturyLink. “Our investments not only helped to enhance and expand our fiber network and product portfolio, they enabled us to continue to improve the customer experience. We are well-positioned to support our customers as they transition to next-generation hybrid platforms to meet their networking needs. We are excited about the opportunity we see for profitable revenue growth from ongoing market dynamics, such as the growth in security, IoT, big data, 5G, AI and the demand for edge computing.”

Total revenue was $5.57 billion for the fourth quarter 2019, compared to $5.78 billion for the fourth quarter 2018.
Diluted earnings per share was $0.21 for the fourth quarter 2019, compared to ($2.26) for fourth quarter 2018. Diluted earnings per share for the fourth quarter 2019 was $0.33 compared to $0.37 per share for the fourth quarter in 2018, excluding the aggregate effects of Integration and Transformation Costs and Special Items of $129 million and $2.806 billion, respectively.

Financial Results

Metric	Fourth Quarter	Fourth Quarter	Full Year	Full Year
($ in millions, except per share data)	2019	2018	2019	2018
International and Global Accounts	$904	923	3,596	3,653
Enterprise	1,555	1,558	6,133	6,133
Small and Medium Business	731	756	2,956	3,144
Wholesale	994	1,074	4,074	4,397
Consumer	1,386	1,467	5,642	6,116
Total Revenue	$5,570	5,778	22,401	23,443
Cost of Services and Products	2,521	2,657	10,077	10,862
Selling, General and Administrative Expenses	992	974	3,715	4,165
Share-based Compensation Expenses	48	42	162	186
Adjusted EBITDA(1)	2,105	2,189	8,771	8,602
Adjusted EBITDA, Excluding Integration and Transformation Costs and Special Items(1), (2)	2,278	2,301	9,070	9,040
Adjusted EBITDA Margin(1)	37.8%	37.9%	39.2%	36.7%
Adjusted EBITDA Margin, Excluding Integration and Transformation Costs and Special Items(1), (2)	40.9%	39.8%	40.5%	38.6%
Net Cash Provided by Operating Activities	1,909	1,996	6,680	7,032
Capital Expenditures	940	915	3,628	3,175
Unlevered Cash Flow(1)	1,486	1,643	5,065	5,984
Unlevered Cash Flow, Excluding Cash Integration and Transformation Costs and Special Items(1), (3)	1,539	1,754	5,289	6,342
Free Cash Flow(1)	969	1,081	3,052	3,857
Free Cash Flow, Excluding Cash Integration and Transformation Costs and Special Items(1), (3)	1,022	1,192	3,276	4,215
Net Income (loss)	223	(2,412)	(5,269)	(1,733)
Net Income, Excluding Integration and Transformation Costs and Special Items(4)	352	394	1,409	1,265
Net Income (loss) per Common Share - Diluted	0.21	(2.26)	(4.92)	(1.63)
Net Income per Common Share - Diluted, Excluding Integration and Transformation Costs and Special Items(4)	0.33	0.37	1.32	1.19
Weighted Average Shares Outstanding (in millions) - Diluted	1,078.2	1,067.2	1,071.4	1,065.9

(1) See the attached schedules for definitions of non-GAAP metrics, reconciliation to GAAP figures and further explanations of the adjustments referred to in notes 2, 3 and 4.
(2)  Excludes (i) $123 million of integration and transformation costs and $50 million of special items for the fourth quarter of 2019, (ii) $112 million of integration costs for the fourth quarter of 2018, (iii) $234 million of integration and transformation costs and $65 million of special items costs for the full year 2019 and (iv) $378 million of integration costs and $60 million of special items costs for the full year 2018.

(3)  Excludes cash paid (i) for integration and transformation costs and special items of $53 million for the fourth quarter of 2019, (ii) for integration costs and special items of $111 million for the fourth quarter of 2018, (iii) for integration and transformation costs and special items of $224 million for the full year 2019, and (iv) for integration costs and special items of $358 million for the full year 2018.

(4)  Excludes (i) $129 million of integration and transformation costs and special items for the fourth quarter of 2019, (ii) $2.806 billion of integration costs and special items for the fourth quarter of 2018, (iii) $6.678 billion of integration and transformation costs and special items for the full year 2019, and (iv) $2.998 billion of integration costs and special items for the full year 2018.

Revenue	Fourth Quarter	Third Quarter	QoQ Percent	Fourth Quarter	YoY Percent
($ in millions)	2019	2019	Change	2018	Change
By Business Segment
International and Global Accounts	$904	899	1%	923	(2)%
Enterprise	1,555	1,550	—%	1,558	—%
Small and Medium Business	731	734	—%	756	(3)%
Wholesale	994	1,025	(3)%	1,074	(7)%
Consumer	1,386	1,398	(1)%	1,467	(6)%
Total Revenue	$5,570	5,606	(1)%	5,778	(4)%

Revenue	Full Year	Full Year	Percent
($ in millions)	2019	2018	Change
By Business Segment
International and Global Accounts	$3,596	3,653	(2)%
Enterprise	6,133	6,133	—%
Small and Medium Business	2,956	3,144	(6)%
Wholesale	4,074	4,397	(7)%
Consumer	5,642	6,116	(8)%
Total Revenue	$22,401	23,443	(4)%

Cash Flow
Free Cash Flow, excluding integration and transformation costs and special items, was $1.022 billion in the fourth quarter 2019, compared to $1.192 billion in the fourth quarter 2018.

As of Dec. 31, 2019, CenturyLink had cash and cash equivalents of $1.69 billion, which includes the net proceeds from the sale of $1.25 billion of senior notes in December 2019, which were used to retire debt in January 2020.

2020 Business Outlook
“In 2019, we met all of our key financial outlook measures, highlighted by Adjusted EBITDA growth and margin expansion,” said Neel Dev, CenturyLink’s executive vice president and chief financial officer.  “Our investments and initiatives position us well for 2020, and we expect full year Adjusted EBITDA of $9.0 to $9.2 billion, Capital Expenditures of $3.6 to $3.9 billion and Free Cash Flow of $3.1 to $3.4 billion.”

Metric (1), (2)	2020 Outlook
Adjusted EBITDA	$9.0 billion to $9.2 billion
Free Cash Flow	$3.1 billion to $3.4 billion
Dividends (3)	$1.1 billion
GAAP Interest Expense	$1.8 billion
Net Cash Interest	$1.75 billion to $1.80 billion
Capital Expenditures	$3.6 billion to $3.9 billion
Depreciation and Amortization	$4.7 billion to $4.9 billion
Share-based Compensation Expenses	$200 million
Cash Income Taxes	$100 million
Full Year Effective Income Tax Rate	~28%

(1) See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(2)  Outlook measures in this release and the accompanying schedules (i) exclude integration and transformation costs, (ii) exclude the effects of special items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (iii) speak only as of Feb. 12, 2020. See "Forward Looking Statements" below.

(3)  Dividends is defined as dividends paid as disclosed in the Consolidated Statements of Cash Flows. Assumes payment of dividends at the rate of $1.00 per share per year, based on the number of shares outstanding on Dec. 31, 2019. Payments of all dividends are at the discretion of the board of directors.

Investor Call
CenturyLink’s management will host a conference call at 5:00 p.m. ET today, Feb. 12, 2020. The conference call will be streamed live over CenturyLink's website at ir.centurylink.com. Additional information regarding fourth quarter 2019 results, including the presentation materials management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International).

A telephone replay of the call will be available beginning at 7:00 p.m. ET on Feb. 12, 2020, and ending May 12, 2020, at 6:00 p.m. ET. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21951156. A webcast replay of the call will also be available on our website beginning at 7:00 p.m. ET on Feb. 12, 2020, and ending May 5, 2020, at 6:00 p.m. ET.

Media Relations Contact:                         Investor Relations Contact:
Tracey Lucas                             Mark Stoutenberg tracey.lucas@centuryLink.com                     mark.stoutenberg@centuryLink.com
+1 720-888-4443                             +1 720-888-1662

About CenturyLink
CenturyLink (NYSE: CTL) is a technology leader delivering hybrid networking, cloud connectivity, and security solutions to customers around the world. Through its extensive global fiber network, CenturyLink provides secure and reliable services to meet the growing digital demands of businesses and consumers. CenturyLink strives to be the trusted connection to the networked world and is focused on delivering technology that enhances the customer experience.
Learn more at http://news.centurylink.com/.

Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our more mature service offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; our ability to attain our key operating imperatives, including simplifying and consolidating our network, simplifying and automating our service support systems, strengthening our relationships with customers and attaining projected cost savings; our ability to safeguard our network, and to avoid the adverse impact on our business from possible security breaches, service outages, system failures, equipment breakage or similar events impacting our network or the availability and quality of our services; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, special access, universal service, broadband deployment, data protection, privacy and net neutrality; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including our ability to effectively respond to increased demand for high-speed data transmission services; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, dividends, pension contributions and other benefits payments; our ability to implement our operating plans and corporate strategies, including our delevering strategy; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the negative impact of increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations, including our ability to make transfers of cash in compliance therewith; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; our ability to collect our receivables from financially troubled customers; our ability to use our net operating loss carry forwards in the amounts projected; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies, practices or assumptions, including changes that could potentially require future additional impairment charges; the effects of adverse weather, terrorism or other natural or man-made disasters; the potential adverse effects if our internal controls over financial reporting have weaknesses or deficiencies, or otherwise fail to operate as intended; the effects of more general factors such as changes in interest rates, in exchange rates, in operating costs, in public policy, in the views of financial analysts or in general market, labor, economic or geo-political conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Reconciliation to GAAP
This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to Adjusted EBITDA, free cash flow, unlevered cash flow, and adjustments to GAAP and non-GAAP measures to exclude the effect of integration and transformation costs and special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at ir.centurylink.com. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may present or calculate its non-GAAP measures differently from other companies.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)

	Three months ended December 31,		Increase / (decrease)	Twelve months ended December 31,		Increase / (decrease)
	2019	2018		2019	2018

OPERATING REVENUE	$5,570	5,778	(4)%	22,401	23,443	(4)%

OPERATING EXPENSES
Cost of services and products	2,521	2,657	(5)%	10,077	10,862	(7)%
Selling, general and administrative	992	974	2%	3,715	4,165	(11)%
Depreciation and amortization	1,210	1,262	(4)%	4,829	5,120	(6)%
Goodwill impairment	—	2,726	nm	6,506	2,726	139%
Total operating expenses	4,723	7,619	(38)%	25,127	22,873	10%

OPERATING INCOME (LOSS)	847	(1,841)	(146)%	(2,726)	570	nm

OTHER (EXPENSE) INCOME
Interest expense	(484)	(539)	(10)%	(2,021)	(2,177)	(7)%
Other (expense) income, net	(14)	15	nm	(19)	44	(143)%
Income tax expense	(126)	(47)	168%	(503)	(170)	196%
NET INCOME (LOSS)	$223	(2,412)	(109)%	(5,269)	(1,733)	nm
BASIC EARNINGS (LOSS) PER SHARE	$0.21	(2.26)	(109)%	(4.92)	(1.63)	nm
DILUTED EARNINGS (LOSS) PER SHARE	$0.21	(2.26)	(109)%	(4.92)	(1.63)	nm

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,073,000	1,067,234	1%	1,071,441	1,065,866	1%
Diluted	1,078,175	1,067,234	1%	1,071,441	1,065,866	1%

DIVIDENDS PER COMMON SHARE	$0.25	0.54	(54)%	1.00	2.16	(54)%

Exclude: integration and transformation costs and special items(1)	129	2,806	(95)%	6,678	2,998	123%

NET INCOME EXCLUDING INTEGRATION AND TRANSFORMATION COSTS AND SPECIAL ITEMS	$352	394	(11)%	1,409	1,265	11%

DILUTED EARNINGS PER SHARE EXCLUDING INTEGRATION AND TRANSFORMATION COSTS AND SPECIAL ITEMS	$0.33	0.37	(11)%	1.32	1.19	11%

(1) Excludes the integration and transformation costs and special items described in the Non-GAAP Integration and Transformation Costs and Special Items table, net of the income tax effect thereof.
nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018
(UNAUDITED)
($ in millions)
	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,690	488
Restricted cash	3	4
Other current assets	3,075	3,328
Total current assets	4,768	3,820

PROPERTY, PLANT AND EQUIPMENT, Net of accumulated depreciation of $29,346 and $26,859	26,079	26,408

GOODWILL AND OTHER ASSETS
Goodwill	21,534	28,031
Operating lease assets (1)	1,686	—
Restricted cash	24	26
Other, net	10,651	11,971
Total goodwill and other assets	33,895	40,028

TOTAL ASSETS	$64,742	70,256

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$2,300	652
Other current liabilities (1)	4,958	4,879
Total current liabilities	7,258	5,531

LONG-TERM DEBT	32,394	35,409
DEFERRED CREDITS AND OTHER LIABILITIES (1)	11,620	9,488
STOCKHOLDERS' EQUITY	13,470	19,828

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$64,742	70,256
(1) The Company adopted Accounting Standards Update ("ASU") 2016-02, Leases (ASC 842) beginning Jan. 1, 2019 and recorded operating lease assets and operating lease liabilities in its Condensed Consolidated Balance Sheets for 2019.

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(UNAUDITED)
($ in millions)

	Twelve months ended
	December 31, 2019	December 31, 2018
OPERATING ACTIVITIES
Net Loss	$(5,269)	(1,733)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,829	5,120
Impairment of goodwill and other assets	6,506	2,746
Deferred income taxes	440	522
Provision for uncollectible accounts	145	153
Net (gain) loss on early retirement and modification of debt	(72)	7
Share-based compensation	162	186
Changes in current assets and liabilities, net	(278)	351
Retirement benefits	(12)	(667)
Changes in other noncurrent assets and liabilities, net	245	329
Other, net	(16)	18
Net cash provided by operating activities	6,680	7,032
INVESTING ACTIVITIES
Capital expenditures	(3,628)	(3,175)
Proceeds from sale of property, plant and equipment and other assets	93	158
Other, net	(35)	(61)
Net cash used in investing activities	(3,570)	(3,078)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	3,707	130
Payments of long-term debt	(4,157)	(1,936)
Net (payments) proceeds on revolving line of credit	(300)	145
Dividends paid	(1,100)	(2,312)
Other, net	(61)	(50)
Net cash used in financing activities	(1,911)	(4,023)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,199	(69)
Cash, cash equivalents and restricted cash at beginning of period	518	587
Cash, cash equivalents and restricted cash at end of period	$1,717	518

CenturyLink, Inc.
OPERATING METRICS
(UNAUDITED)
(In thousands)

	December 31, 2019	September 30, 2019	December 31, 2018

Operating Metrics
Consumer broadband subscribers	4,678	4,714	4,812

Consumer broadband subscribers are customers that purchase broadband connection service through their existing telephone lines, stand-alone telephone lines, or fiber-optic cables. Our methodology for counting our consumer broadband subscribers includes only those lines that we use to provide services to external customers and excludes lines used solely by us and our affiliates. It also excludes unbundled loops and includes stand-alone consumer broadband subscribers. We count lines when we install the service.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special items as a non-GAAP measure to describe items that impacted a period’s statement of operations for which investors may want to give special consideration due to their magnitude, nature or both. We do not call these items non-recurring because, while some are infrequent, others may recur in future periods.
Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Operations before income tax (expense) benefit, total other income (expense), depreciation and amortization, share-based compensation expense and impairments.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of CenturyLink’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of CenturyLink and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding integration and transformation costs) to compare CenturyLink’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash stock compensation expense and impairments because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net, because these items are not related to the primary operations of CenturyLink.

There are material limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from CenturyLink’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without integration and transformation costs adjustments and special items) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Statements of Cash Flows or the Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, because it reflects the operational performance of CenturyLink and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure CenturyLink’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of CenturyLink’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, currently generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable, accounts payable, payroll and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of CenturyLink’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure CenturyLink’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of CenturyLink’s Free Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable, accounts payable, payroll and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

CenturyLink, Inc.
Non-GAAP Integration and Transformation Costs and Special Items
(UNAUDITED)
($ in millions)

	Actual QTD		Actual YTD
Integration and Transformation Costs(1) and Special Items Impacting Adjusted EBITDA	4Q19	4Q18	4Q19	4Q18
Consumer litigation settlement costs	$50	—	65	—
OTT/Stream impairment of content commitment and hardware, software, and internal labor	—	—	—	60
Total special items impacting adjusted EBITDA	50	—	65	60
Plus: integration and transformation costs	123	112	234	378
Total integration and transformation costs and special items impacting adjusted EBITDA	$173	112	299	438

	Actual QTD		Actual YTD
Integration and Transformation Costs and Special Items Impacting Net Income (Loss)	4Q19	4Q18	4Q19	4Q18
Consumer litigation settlement costs	$50	—	65	—
Impairment of goodwill	—	2,726	6,506	2,726
OTT/Stream impairment of content commitment and hardware, software, and internal labor	—	—	—	60
(Gain) loss on early debt retirement	(2)	(26)	(72)	7
Total special items impacting net income (loss)	48	2,700	6,499	2,793
Plus: integration and transformation costs	123	117	234	393
Total integration and transformation costs and special items impacting net income (loss)	171	2,817	6,733	3,186
Income tax effect of integration and transformation costs and special items (2)	(42)	(20)	(55)	(111)
Tax benefit from carryback losses	—	—	—	(142)
Impact of tax reform	—	9	—	92
FIN 48 release due to statute expiration	—	—	—	(27)
Total integration and transformation costs and special items impacting net income (loss), net of tax	$129	2,806	6,678	2,998

(1) Represents (i) for the fourth quarter of 2019 and full year 2019, the cost of obtaining the synergy and transformations savings over 2019-2021 that the Company discussed in its Feb. 13, 2019 earnings release and (ii) for the fourth quarter of 2018 and full year 2018, the cost of obtaining the acquisition-related synergies that the Company captured between Nov. 1, 2017 and Dec. 31, 2018 following its combination with Level 3.

(2) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 24.3% for the twelve months ended 2018 and 2019.

CenturyLink, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)

	Actual QTD		Actual YTD
	4Q19	4Q18	4Q19	4Q18
Net cash provided by operating activities	$1,909	1,996	6,680	7,032
Capital expenditures	(940)	(915)	(3,628)	(3,175)
Free cash flow	969	1,081	3,052	3,857
Cash interest paid	522	565	2,028	2,138
Interest income	(5)	(3)	(15)	(11)
Unlevered cash flow	$1,486	1,643	5,065	5,984

Free cash flow	$969	1,081	3,052	3,857
Add back: cash integration and transformation costs (1)	53	106	223	341
Add back: special items (1)	—	5	1	17
Free cash flow excluding cash integration and transformation costs and special items	$1,022	1,192	3,276	4,215

Unlevered cash flow	$1,486	1,643	5,065	5,984
Add back: cash integration and transformation costs	53	106	223	341
Add back: special items	—	5	1	17
Unlevered cash flow excluding cash integration and transformation costs and special items	$1,539	1,754	5,289	6,342
(1) Refer to Non-GAAP Integration and Transformation Costs and Special Items table for details of the integration and transformation costs and special items included above.

CenturyLink, Inc.
Adjusted EBITDA Non-GAAP Reconciliation
(UNAUDITED)
($ in millions)

	Actual QTD		Actual YTD
	4Q19	4Q18	4Q19	4Q18
Net income (loss)	$223	(2,412)	(5,269)	(1,733)
Income tax expense	126	47	503	170
Total other expense, net	498	524	2,040	2,133
Depreciation and amortization expense	1,210	1,262	4,829	5,120
Share-based compensation expense	48	42	162	186
Goodwill impairment	—	2,726	6,506	2,726
Adjusted EBITDA	$2,105	2,189	8,771	8,602

Add back: integration and transformation costs(1)	$123	112	234	378
Add back: special items (1)	50	—	65	60
Adjusted EBITDA excluding integration and transformation costs and special items	$2,278	2,301	9,070	9,040

Total revenue	$5,570	5,778	22,401	23,443

Adjusted EBITDA margin	37.8%	37.9%	39.2%	36.7%
Adjusted EBITDA margin excluding integration and transformation costs and special items	40.9%	39.8%	40.5%	38.6%

(1) Refer to Non-GAAP Integration and Transformation Costs and Special Items table for details of the integration and transformation costs and special items included above.

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that CenturyLink is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, CenturyLink has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While CenturyLink feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

CenturyLink, Inc.
2020 OUTLOOK (1)
(UNAUDITED)
($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended Dec. 31, 2020
	Range
	Low	High
Net income	$1,290	1,710
Income tax expense	400	700
Total other expense	1,900	1,700
Depreciation and amortization expense	4,900	4,700
Share-based compensation expenses	210	190
Integration and transformation costs	300	200
Adjusted EBITDA	$9,000	9,200

Free Cash Flow Outlook
Twelve Months Ended Dec. 31, 2020
	Range
	Low	High
Net cash provided by operating activities	$7,000	7,000
Capital expenditures	(3,900)	(3,600)
Free cash flow	$3,100	3,400
(1) Footnotes (1) and (2) from the outlook table included at page 5 are incorporated herein by reference.